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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                                                                     EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank

                                                Collection Period:                              1-Aug-98             31-Aug-98
                                                Distribution Date:                             15-Sep-98

                                                                                                                 Per $1,000 of
                                                                                                                    Original
Statement for Class A and Class B Certificateholders Pursuant                                                   Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                        Certificate Amount
                                                                                                               ------------------

(i)    Principal Distribution
           Class A Certificate Amount                                                $      5,919,608.35           $15.17823710
           Class B Certificate Amount                                                $        278,934.42           $15.17762651

(ii)   Interest Distribution
           Class A Certificate Amount                                                $        451,489.78            $1.15764735
           Class B Certificate Amount                                                $         21,793.00            $1.18582000

(iii)  Servicing Fee                                                                 $         76,252.90            $0.18671848

(iv)   Class A Certificate Balance (after principal distributions)                   $     81,465,509.50
       Class A Pool Factor (after principal distributions)                                     0.2088825
       Class B Certificate Balance (after principal distributions)                   $      3,839,427.91
       Class B Pool Factor (after principal distributions)                                     0.2089143

(v)    Total Pool Balance (end of Collection Period)                                 $     85,304,937.41

                                                                                       Current Period           Cumulative
                                                                                    --------------------    -------------------

(vi)   Defaulted Receivables                                                         $        250,835.43     $    12,531,971.27
       Liquidation Proceeds                                                                   139,152.46           6,333,737.36
                                                                                    ====================    ===================
       Aggregate Net Losses                                                          $        111,682.97     $     6,198,233.91
                                                                                    ====================    ===================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                        $                -
           Interest Portion                                                         $                -

(viii) Class A Interest Carryover Shortfall                                         $                -
       Class B Interest Carryover Shortfall                                         $                -
       Class A Principal Carryover Shortfall                                        $                -
       Class B Principal Carryover Shortfall                                        $                -

(ix) Reserve Account Balance (after giving effect to payments made

           on the Distribution Date)                                                $       6,042,454.83

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                           $       6,824,394.99

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